INVESTOR PRESENTATION September 2023

CONTENTS 2 AIV NYSE LISTED 29 YEARS PUBICLY TRADED $1.2Bn MARKET CAPITALIZATION1 39% TOTAL SHAREHOLDER REURN SINCE 2020 SPIN-OFF1 PRESENTATION TOPICS: Apartment Sector – Continued tailwinds given supply and demand imbalance About Aimco – Apartment specialists with a deep history and differentiated strategy Growth Opportunities – Balancing the stability of cash flowing properties with an active development program Balance Sheet & Capital Allocation – A position of strength given limited near-term maturities and financing opportunities Value Proposition – Opportunity to invest in growth at more than a reasonable price [1] As of August 31, 2023 6.9% YTD TOTAL SHAREHOLDER REURN1

APARTMENT SECTOR: A COMPELLING OPPORTUNITY

Apartment Sector Balance Sheet About Aimco Current Portfolio Investment Strategy Value Proposition APARTMENT PERFORMANCE Long-term total return performance of publicly traded apartment REITs has been strong. An investment 20 years ago in the Nareit Apartment Index would be worth more than the same investment in the S&P 500 or Russell 2000 in 95% of the months. 4 2020 [Covid Pandemic] 2009 [Great Financial Crisis] Source: Zacks Financial Data and Nareit

Apartment Sector | About Aimco | Investment Strategy | Current Portfolio | Balance Sheet | Value Proposition

APARTMENT SUPPLY AND DEMAND

DEMAND EXCEEDS EXISTING SUPPLY

600,000

UNITS NEEDED TO MEET CURRENT DEMAND DUE TO UNDERBUILDING DURING THE GREAT FINANCIAL CRISIS

3.7 million

UNITS NEEDED BY 2035 TO MEET EXPECTED DEMAND FROM DEMOGRAPHIC GROWTH

CONSTRUCTION STARTS DECLINING

-40%

CHANGE IN APARTMENT UNITS STARTED IN 1H 2023 COMPARED TO 1H 2022

~100,000

UNITS STARTED IN 2Q 2023, DROPPING PRECIPITOUSLY BACK TO PRE-PANDEMIC LEVELS

MORE LIVING SPACE PER HOUSEHOLD ADDS TO IMBALANCE

30%

OF PAID FULL WORKDAYS IN THE US ARE BEING WORKED FROM HOME – UP FROM 5% IN 2019

52%

OF APARTMENTS COMPLETED IN 2022 WERE ONE-BEDROOM OR STUDIOS

HIGHER BORROWING COSTS AND HOME PRICES FAVOR RENTAL HOUSING OVER HOME OWNERSHIP

*"By 4Q 2022, the **monthly cost of homeownership became $1,176 higher than the cost of renting** a professionally managed apartment"*

Source: National Multifamily Housing Council, National Apartment Association, Fannie Mae, and Bloomberg


Monthly Premium to Buy vs. Rent (4Q 2022 Dollars)
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
-$200
1993
1996
1999
2002
2005
2008
2011
2014
2017
2020

Source: NMHC tabulations of data from RealPage, The National Association of Realtors, The Federal Reserve, The U.S. Bureau of Labor Statistics and The American Housing Survey

5

Apartment Sector Balance Sheet About Aimco Current Portfolio Investment Strategy Value Proposition INFLATION PROTECTION 6 On average, apartments reprice annually allowing property owners to adjust pricing to market conditions, providing protection to rising costs from inflation Average Lease Length (months) 140 120 100 80 60 40 20 0 Apartment Office Industrial Retail Source: U.S. Bureau of Labor Statistics, and Green Street PROPERTY VALUES TEND TO RISE WITH THE OVERALL PRICE ENVIRONMENT U.S. apartment rents have increased at rates higher than inflation in 19 of the last 25 years

Apartment Sector Balance Sheet About Aimco Current Portfolio Investment Strategy Value Proposition EXPERIENCED INVESTMENT MANAGERS 7 Minimizing Risk and Maximizing Returns How to project future results? Disciplined and Informed Underwriting EXPERIENCED REAL ESTATE INVESTMENT MANAGERS ARE A DIFFERENTIATOR AND NAVIGATE THE IMPORTANT DECISIONS THAT SIGNIFICANTLY IMPACT RESULTS Where to invest? What to buy / build? How to structure? Defined Criteria A Clear Vision When to exit? Active Asset Management

ABOUT AIMCO: APARTMENT SPECIALISTS

AIMCO HISTORY

Apartment Sector | About Aimco | Investment Strategy | Current Portfolio | Balance Sheet | Value Proposition

1994	1994-2008	2008 - 2015	2016-2020	2020
IPO	**GROWTH**	**PORTFOLIO DISTILLATION**	**TRANSITION**	**NEW AIMCO**
Apartment Investment and Management Company becomes publicly traded on the New York Stock Exchange.	Through portfolio and corporation M&A, Aimco grows to become one of the largest owners and operators of apartments in the nation.	Aimco narrows its geographic focus, trimming its target markets from 20+ to 12, and ramps up its redevelopment program.	Aimco expands its development and opportunistic investing, exits the affordable apartment business and enhances its property management function.	Aimco spins off AIR Communities into separate public REIT, appoints new executive management team and reconstitutes Board of Directors.

2020 SPIN-OFF

Apartment Sector | About Aimco | Investment Strategy | Current Portfolio | Balance Sheet | Value Proposition

The 2020 spin-off of AIR Communities was completed in December 2020, with 88% of the market capitalization being separated into the new entity and 12% remaining in Aimco.

Following the spin-off, Aimco has a refreshed Board of Directors, new executive leadership team, a new mission, and a new business plan.

PRE AND POST SPIN-OFF ASSET ALLOCATION


Stabilized
Opportunistic and Alternative Investments
Aimco
• APARTMENT HOMES •
Cash
Alternative
Stabilized
Opportunistic
Aimco
CREATING VALUE

Apartment Sector Balance Sheet About Aimco Current Portfolio Investment Strategy Value Proposition AIMCO TEAM 11 Aimco maintained a team of highly engaged and deeply experienced real estate professionals Executive team has an average Aimco tenure of 20 YEARS Development team has collectively built or renovated approximately $15Bn IN PROJECTS, including 50K APARTMENT HOMES, and has an average of 22 YEARS of industry experience Capital Markets and Transactions teams have participated in more than $16Bn OF TRANSACTIONS AND FINANCINGS and have an average of 17 YEARS of industry experience Aimco team had RECORD ENGAGEMENT SCORE OF 4.74 in 2023

INVESTMENT STRATEGY: TOTAL RETURN FOCUS

Apartment Sector Balance Sheet About Aimco Current Portfolio Investment Strategy Value Proposition AIMCO INVESTMENTS 13 Aimco couples outsized growth prospects from opportunistic investments with the safety of a stable apartment portfolio resulting in a nimble platform that can move the needle quickly. 13 Current Allocation Investment in Value Add and Opportunistic Real Estate Provides outsized growth opportunities compared to a primarily stabilized apartment portfolio Aimco invests where it has the local knowledge and expertise that provides a comparative advantage over other developers and mitigates execution risk Maintain a portfolio of Core and Core Plus Real Estate Provides stability and safety compared to a pure development portfolio Aimco’s diversified portfolio of apartments in major U.S. markets provides additional certainty of performance through local economic cycles Select Alternative Investments Aimco plans to continue its reduction of capital allocated to these investments

Apartment Sector Balance Sheet About Aimco Current Portfolio Investment Strategy Value Proposition TARGET ALLOCATION 14 Value Add & Core & Core Plus Alternative Investments Cash, Hedges, & Opportunistic Real Estate Real Estate Other Net Assets AIMCO ALLOCATION BY SEGMENT & SECTOR OVER TIME 70% 60% 50% 40% 30% 20% 10% 0% 2Q 2021 2Q 2022 2Q 2023 Approximate 2Q 2023 Allocation Target Allocation Value Add & Opportunistic Real Estate 35% 40% - 60% Core & Core Plus Real Estate [1] 45% 35% - 45% Alternative Investments <10% 0% - 5% Cash, Hedges, & Other Net Assets 10% 5% - 10% [1] Includes covered land, or properties that earn a current return as we wait for the land to appreciate and timing to be right for redevelopment or monetization.

Apartment Sector Balance Sheet About Aimco Current Portfolio Investment Strategy Value Proposition RECENT PERFORMANCE 15 2900 on First 135 Units – Seattle, WA Cedar Rim 104 Units – Renton, WA Pathfinder Village 246 Units – Fremont, CA STABILIZED COMMUNITIES Aimco Stabilized Portfolio Delivered Strong Growth 2022 Net Operating Income (NOI) Growth of 14.2% and NOI margins expanded by 220 basis points Monetized in 2022 for $249M –NOI Cap Rate of 4.0% Exited Seattle and Reduced California Exposure DEVELOPMENT PROJECTS Developments and Redevelopments Completed On-Time and On-Budget Monetized in 2022 for $669M – Levered Multiple on Invested Capital (MOIC) 5.9x The Fremont 253-Unit Development 707 Leahy 110-Unit Major Redevelopment Prism 136-Unit Development Flamingo Point North 366-Unit Major Redevelopment

CURRENT PORTFOLIO: BALANCING GROWTH AND SAFETY

Apartment Sector | About Aimco | Investment Strategy | Current Portfolio | Balance Sheet | Value Proposition

STABILIZED PORTFOLIO

REAL ESTATE INVESTMENTS

Aimco owns a portfolio of 21 stabilized apartment communities with 5,600 apartment homes diversified by geography and price point.

PORTFOLIO STATS

64% Class B

26% Class C+

10% Class A

19.2% 2Q Rent-to-Income Ratio

$2,291 2Q Avg Monthly Revenue per Home

PERCENT OF STABILIZED OPERATING NOI


BY MARKET
Southeast, 21%
West Coast, 2%
Central, 28%
Northeast, 49%


URBAN vs SUBURBAN
Urban, 20%
Suburban, 80%

SELECT STABILIZED OPERATING COMMUNITIES



Royal Crest Estates (Nashua)
902 Units – Nashua, NH



Evanston Place
190 Units – Evanston, IL



The Milan
42 Units – New York, NY



Plantation Gardens
372 Units – Plantation, FL



Hyde Park Tower
155 Units – Chicago, IL

Source: Company Records
Class A refers to apartment communities with rents >120% of local market average
Class B refers to apartment communities with rents between 90% and 120% of local market average
Class C refers to apartment communities with rents less than 90% of local market average

Aimco CREATING VALUE
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Apartment Sector Balance Sheet About Aimco Current Portfolio Investment Strategy Value Proposition 2023 2Q YTD RESULTS 2023 OUTLOOK 97.1% Average Daily Occupancy 7.75% - 8.75% Stabilized Revenue Growth 10.4% Revenue Growth 8.0% - 9.0% Stabilized Expense Growth 11.4% NOI Growth 7.5% - 9.0% Stabilized NOI Growth STABILIZED PORTFOLIO 18 PERFORMANCE METRICS In August, with our second quarter earnings report, we increased our projection for year-over-year NOI growth by 225 basis points at the midpoint. Source: Company Records

ACTIVE DEVELOPMENTS

Apartment Sector | About Aimco | Investment Strategy | Current Portfolio | Balance Sheet | Value Proposition

ON TRACK TO ADD VALUE

Total direct investment of **$814M** and expected to produce **$55M** of NOI when stabilized.

$172M of additional capital necessary to complete active projects a majority of which will be **drawn on in place construction loan financing with capped interest rate exposure.**



The Benson Hotel & Faculty Club
Anschutz Medical Campus – Aurora, CO
106-Key Placemaking Development
Construction Complete – $148 July RevPAR



The Hamilton
Miami, FL
276-Unit Major Redevelopment
Construction Complete – 96.7% Occupied



Oak Shore
Corte Madera, CA
24-Home Single Family Rental Development
Initial Unit Deliveries Est: 3Q 2023



Upton Place
Washington D.C.
689-Unit Mixed Use Development
Initial Unit Deliveries Est: 4Q 2023



Strathmore Square
Bethesda, MD
220-Unit Phase I Development
Initial Unit Deliveries Est: 3Q 2024

Aimco CREATING VALUE

Estimates as of 2Q 2023. .

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Apartment Sector | About Aimco | Investment Strategy | Current Portfolio | Balance Sheet | Value Proposition

TARGET MARKETS

OPTIMIZING GROWTH THROUGH GEOGRAPHIC FOCUS

Aimco will focus new investment activity within ***three target markets*** where fundamentals are sound, the opportunity set is large and Aimco has ***local market expertise*** offering a comparative advantage.



Southeast Florida

Population 6.1 million

Aimco investment is focused on **COASTAL MARKETS** within South Florida's **MIAMI-DADE** and **BROWARD COUNTIES** with a preference for locations within close proximity to the **WATERFRONT**.



Washington D.C. Metro Area

Population 6.4 million

Aimco targets investment outside of the urban core, in mature locations that offer **PROXIMITY TO EMPLOYMENT CENTERS, HIGHLY RATED SCHOOLS** and generally have **HIGH BARRIERS TO ENTRY** which mitigate exposure to significant levels of new multifamily construction.



Colorado's Front Range

Population 3.0 million

Aimco investment is primarily focused on the 227-acre **ANSCHUTZ MEDICAL CAMPUS**, the largest academic health center in the Rocky Mountain region with **~$8.5Bn OF ECONOMIC IMPACT** to Colorado, **EMPLOYS ~31,000** and **EDUCATES ~4,500**.



Source: U.S. Census Bureau 2021 MSA Data, University of Colorado, Company Records

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Apartment Sector Balance Sheet About Aimco Current Portfolio Investment Strategy Value Proposition Flying Horse Fitzsimons 4 Bioscience Fitzsimons add’l phases Strathmore Phase 2 Hamilton House 3333 Biscayne 300 Broward One Edgewater 200 Broward Flagler Village Phase 1 Flagler Village add'l phases Brickell Assemblage FUTURE PIPELINE 21 Aimco Pipeline Investments EXECUTE ON PIPELINE INVESTMENTS Aimco controls a robust pipeline with opportunity for significant value creation. The total development cost at full completion could exceed $5 billion. Aimco expects to fund pipeline development projects with 50% - 60% loan-to-cost construction loans, Aimco equity of 10% to 15% of the total development cost, with the remaining costs funded with Co-GP and/or LP equity. In the aggregate, Aimco's equity currently embedded in these pipeline assets exceeds the Aimco equity required to fund construction of the pipeline in full. In addition, annual pipeline carry costs (exclusive of incremental investment) are fully covered by the cash flow from operating properties on the Brickell Assemblage. As part of Aimco’s capital allocation strategy, we may choose to monetize certain pipeline assets prior to vertical construction in an effort to maximize value add and risk adjusted returns.

Apartment Sector | About Aimco | Investment Strategy | Current Portfolio | Balance Sheet | Value Proposition

FUTURE PIPELINE

SELECT PIPELINE HIGHLIGHTS



Brickell Assemblage

Miami, Florida

Acres: 4.25 | GSF of Development: ~3,200,000 | Green Street Submarket Grade: A+

- Aimco's Financial Interest: Aimco is sole owner of Yacht Club Apartments and 1001 Brickell Bay Drive.
- A 2.5-acre waterfront parcel one block south sold in April 2022 for $363M.
- Land currently improved with a cash flowing apartment community and commercial office building.



Representative only of the sites available density and potential massing.

Source: Company Records

22

Apartment Sector | About Aimco | Investment Strategy | Current Portfolio | Balance Sheet | Value Proposition

FUTURE PIPELINE

SELECT PIPELINE HIGHLIGHTS



Fitzsimons

Anschutz Medical Campus – Aurora, Colorado

Acres: 10.0 | GSF of Development: ~2,100,000 | Green Street Submarket Grade: B+

- Aimco's Financial Interest: Aimco is the sole owner of options to purchase the only multifamily parcels on the campus. Aimco recently entered an option agreement for the long-term lease of land for commercial life science development.
- Anschutz Medical Campus has an economic impact of ~$8.5Bn annually and supports the employment of ~31,000 and the education of ~4,500 annually.
- The next phase of residential development is in planning and is being funded in partnership with Alaska Permanent Fund.



Representative of the potential campus when fully built out.

Source: U.S. Census Bureau 2021 MSA Data, University of Colorado, Company Records

23

Apartment Sector Balance Sheet About Aimco Current Portfolio Investment Strategy Value Proposition FUTURE PIPELINE 24 SELECT PIPELINE HIGHLIGHTS Source: U.S. Census Bureau 2021 MSA Data, Company Records Flagler Village Fort Lauderdale, Florida Acres: 8.8 | GSF of Development: ~2,400,000 | Green Street Submarket Grade: A- Aimco’s Financial Interest: Aimco is the sole owner. Amendments to the previous owner’s plans have been submitted with the City. To meet downtown Fort Lauderdale housing demand another 13,000 residential units, 600,000 sf of shopping and dining, 1.1M sf of office, and 1,000 new hotel rooms are needed by 2030. Rendering of amended plans submitted with the City.

Apartment Sector Balance Sheet About Aimco Current Portfolio Investment Strategy Value Proposition 25 Aimco’s current alternative investments include a mezzanine loan secured by a stabilized apartment property with an option to participate in future apartment development, as well as three passive equity investments. Over time, we plan to continue our REDUCTION OF CAPITAL ALLOCATED to these investments. RECENT MONETIZATIONS Parkmerced – Mezzanine Loan Sale Agreement Aimco is under agreement to sell its stake in a mezzanine loan made to the partnership that owns Parkmerced apartments for $167.5 million. In June, Aimco closed a 20% noncontrolling position for $33.5 million with the purchaser having the option to acquire the remaining 80% for an additional $134 million plus interest accruing at no less than 19% annually through May 2024. At the time of closing, the purchaser pre-paid $4 million of interest to Aimco and is expected to pay another $7 million prior to year end. IQHQ – Passive Equity Redemption In July 2022, Aimco redeemed 22% of its passive equity investment in IQHQ Inc., a life sciences developer. Aimco received proceeds of $16.5 million from the sale resulting in a greater than 50% internal rate of return over the hold period for this portion of its investment. Aimco retains 2.4 million shares worth $59.7 million and the opportunity to collaborate with IQHQ on future development opportunities that include a residential component. ALTERNATIVE INVESTMENTS

BALANCE SHEET & CAPITAL ALLOCATION: A POSITION OF STRENGTH

Apartment Sector Balance Sheet About Aimco Current Portfolio Investment Strategy Value Proposition BALANCE SHEET 27 SOLID WITH LIMITED EXPOSURE Aimco primarily utilizes non-recourse property-level debt and construction loans. [1] Maturities presented at Aimco’s June 30, 2023 share of outstanding balances and inclusive of all contractual extensions. As of June 30, 2023, Aimco had: Ample liquidity with access to $339 million of cash on hand and capacity on its revolving credit facility Limited interest rate exposure, with Aimco total debt either fixed-rate or with rate caps currently mitigating all floating rate exposure A favorable mark-to-market on its fixed rate leverage, including the fair value of interest hedges, of ~$80M A weighted average cost of debt, including interest rate caps, of 5.28%

PROJECT LEVEL FINANCING

Apartment Sector | About Aimco | Investment Strategy | Current Portfolio | Balance Sheet | Value Proposition

UTILIZING 3rd PARTY EQUITY TO FUND PROJECTS AND SCALE

BALANCE INCREMENTAL FINANCIAL LEVERAGE WITH DIVERSIFICATION OF AIMCO CAPITAL

Aimco plans to diversify its capital invested and limit the incremental amount of Aimco capital needed, by using third party equity sourced from JV partners and construction debt to fund the build out of its investment pipeline when conditions are right.

Aimco expects to monetize certain developments when prudent and retain ownership of phased developments.

Hypothetical Project Example *$ in millions*	Aimco 100% of Development Equity	Aimco 20% GP with 80% LP Capital
Uses		
Aimco Land Basis	$35	$35
Development Costs	$180	$180
Development Fee (3%)	$5	$5
Closing Costs (2%)	$4	$4
Accrued Interest	$16	$16
Total Development Cost	**$240**	**$240**
Sources		
Construction Debt (50% LTC)	$120	$120
Aimco Equity	$120	$24
3rd Party Equity	N/A	$96
Total Sources	**$240**	**$240**
Return on Equity		
NOI During Hold Period	$14	$14
Stabilized Value	$307	$307
Construction Debt Payoff	($121)	($121)
Total Proceeds / Equity Value	**$201**	**$201**
LP Partner Value / Proceeds	N/A	$146
LP Partner Multiple on Equity	N/A	1.5x
LP Levered IRR	N/A	18.0%
Aimco Pro Rata Development Fee	N/A	$4
Aimco Pro Rata Return Distribution	N/A	$40
Aimco Promoted Distribution	N/A	$9
Aimco Total Proceeds	**$201**	**$53**
Multiple on Aimco Equity	**1.6x**	**2.2x**
Levered IRR to Aimco	**20.9%**	**35.1%**

Apartment Sector Balance Sheet About Aimco Current Portfolio Investment Strategy Value Proposition ALLOCATE AIMCO CAPITAL ACCRETIVELY NEAR-TERM CAPITAL ALLOCATION 29 DEVELOPMENT FUNDING selectively advance existing pipeline projects projecting ~$70M of equity invested in 2023 RETURN OF CAPITAL TO SHAREHOLDERS share repurchases when priced at a discount by the market repurchased 3.9M shares YTD and 7.3M since Jan 2022 DEBT REDUCTION providing reduced costs and optionality retired $60M of high-cost debt earlier in 2023 INVEST CAPITAL PRUDENTLY balancing growth and return of capital, while maintaining balance sheet stability Source: Company Records, As of September 11, 2023

INVESTMENT THESIS: VALUE PROPOSITION

Apartment Sector Balance Sheet About Aimco Current Portfolio Investment Strategy Value Proposition NET ASSET VALUE VALUATION BUILDING BLOCKS Aimco provides a summary of the items needed to support your calculation of an estimate of Net Asset Value (NAV) in Supplement Schedule 8 in our quarterly earnings release. The building blocks of Aimco’s valuation as of June 30, 2023, are: Source: Company Records, Green Street Market Reports Net Assets Annualized NOI for Stabilized Apartment Properties [1] Annualized NOI for Other Real Estate [1] Annualized NOI for unconsolidated real estate at AIV share [1] Projected Annual NOI for Active Development Projects upon Stabilization [1][2] Land, Planning and Entitlement Investment at Cost Parkmerced Mezzanine Investment IQHQ and Real Estate Tech Funds [3] $102.1 7.7 2.0 55.3 163.5 124.3 65.6 Notes receivable Cash and Equivalents Restricted Cash Fair Value Adjustment on Fixed Rate Debt & Preferred Equity [2] 39.5 165.0 27.4 74.0 Net Liabilities Non-recourse property debt Construction Loans and Preferred Equity Interests Preferred Equity Interests Investment Remaining to Complete Active Development Projects Other Liabilities, net [4] $878.0 201.6 168.6 172.1 163.3 157.6 Total shares, units and dilutive share equivalents Noncontrolling Interests in Real Estate[5] (1) (2) (3) (4) (5) Annualized 2Q 2023 NOI before 3% management fees. Aimco estimated values that are not guarantees of future performance or results, actual performance could differ significantly. IQHQ based on 2022 recapitalization value and Real Estate Tech Funds based on 2Q 2023 GAAP fair value. Other Liabilities, net generally consists of Aimco’s land leases, accrued expenses, resident security deposits, accounts payable, and other general liabilities. Amounts presented at 100% ownership exclusive of noncontrolling interests. Aimco estimates this value to be $40M - $50M. Multifamily “B” Cap Rates by Market per Green Street Atlanta – 5.3% Boston – 5.1% New York – 4.9% Chicago – 6.0% Denver – 5.0% Nashville – 5.0% Miami – 5.3% San Francisco – 4.8% Primarily Aimco’s 1001 Brickell Bay Drive Office Asset located in Miami, FL Private market unlevered discount rates for assets in active construction and lease- up are estimated to range from 8%-9%, a 100-200 bps spread to stabilized returns, depending on the level of development risks outstanding Excludes the 4.25-acre Brickell Assemblage where recent land sales support a valuation $125 - $175M greater than that of the capitalized income value, and pipeline planning and entitlement investment with an estimated value of at least $40M[2] Represents the remaining Mezzanine investment asset, net after the partial sale of the Parkmerced mezzanine loan

Apartment Sector Balance Sheet About Aimco Current Portfolio Investment Strategy Value Proposition VALUE PROPOSITION 32 COMMITTED TO MAXIMIZING AND UNLOCKING SHAREHOLDER VALUE There can be no assurance that the ongoing review will result in any particular transaction or transactions or other strategic changes or outcomes and the timing of any such event is similarly uncertain. The Company does not intend to disclose or comment on developments related to the foregoing unless or until it determines that further disclosure is appropriate or required. The Aimco Board of Directors, in coordination with management, continues its review of a broad range of options to further enhance and unlock value for Aimco stockholders. During the ongoing review, Aimco has engaged with, and will continue to solicit input from, several leading advisory firms, including Morgan Stanley & Co. serving as the Company’s financial advisor. Aimco is well positioned for long term growth as a result of its high-quality development pipeline and investment platform, diversified portfolio of core and opportunistic multifamily assets, and long duration, low-cost, balance sheet. As such, the timing of any actions that may result from the Board’s review will take into consideration a host of factors, including the health and stability of both the financial and capital markets as well as the continued advancement of Aimco’s previously defined strategic plan. $4 $5 $6 $7 $8 $9 Month End Share Price Since Separation $10 as of 8/31/2023

Apartment Sector Balance Sheet About Aimco Current Portfolio Investment Strategy Value Proposition TAKEAWAYS 33 KEY TAKEAWAYS FROM PRESENTATION: Apartment Sector is well positioned Aimco has the team, strategy, portfolio and balance sheet to deliver strong results Opportunity to invest in growth at more than a reasonable price

APPENDIX

AIMCO LEADERSHIP

COHESIVE AND EXPERIENCED SENIOR LEADERSHIP TEAM



Wes Powell

PRESIDENT & CHIEF EXECUTIVE OFFICER

19 years with Aimco



Lynn Stanfield

EVP & CHIEF FINANCIAL OFFICER

22 years with Aimco



Jennifer Johnson

EVP, CHIEF ADMINISTRATIVE OFFICER, GENERAL COUNSEL

19 years with Aimco



Kellie Dreyer

SENIOR VICE PRESIDENT
CHIEF ACCOUNTING OFFICER

1 Year with Aimco

Previously with:
Ernst & Young



Lee Hodges

SENIOR VICE PRESIDENT
SOUTHEAST REGION

8 Years with Aimco

Previously with:
Peebles Development
The Related Group



Matt Hopkins

SENIOR VICE PRESIDENT
MID-ATLANTIC REGION

7 Years with Aimco

Previously with:
Streetsense
DNC Architects



Matt Konrad

SENIOR VICE PRESIDENT
NATIONAL TRANSACTIONS

6 Years with Aimco

Previously with:
Brandywine Realty
Akridge



Elizabeth (Tizzie) Likovich

SENIOR VICE PRESIDENT
CENTRAL REGION

3 Years with Aimco

Previously with:
UDR
Wells Fargo



Tom Marchant

SENIOR VICE PRESIDENT
ACCOUNTING, TAX, & FP&A

9 Years with Aimco

Previously with:
Extra Space Storage
Deloitte



John Nicholson

SENIOR VICE PRESIDENT
DEBT & CAPITAL MARKETS

19 Years with Aimco

Previously with:
Tuchenhagen N.A,.



Derek Ullian

SENIOR VICE PRESIDENT
DEVELOPMENT

7 Years with Aimco

Previously with:
Benchmark RE Group

Aimco
CREATING VALUE

35

ASSET LIST

Operating Apartment Communities

Property Name	Location	Apartment Homes
118-122 West 23rd Street	New York, NY	42
173 E. 90th Street	New York, NY	72
237-239 Ninth Avenue	New York, NY	36
1045 on the Park Apartments Homes	Atlanta, GA	30
2200 Grace	Lombard, IL	72
Bank Lofts	Denver, CO	125
Bluffs at Pacifica, The	Pacifica, CA	64
Eldridge Townhomes	Elmhurst, IL	58
Elm Creek	Elmhurst, IL	400
Evanston Place	Evanston, IL	190
Hillmeade	Nashville, TN	288
Hyde Park Tower	Chicago, IL	155
Plantation Gardens	Plantation ,FL	372
Royal Crest Estates	Warwick, RI	492
Royal Crest Estates	Nashua, NH	902
Royal Crest Estates	Marlborough, MA	473
Waterford Village	Bridgewater, MA	588
Wexford Village	Worcester, MA	264
Willow Bend	Rolling Meadows, IL	328
Yacht Club at Brickell	Miami, FL	357
Yorktown Apartments	Lombard, IL	292

Partnership Owned

Casa del Hermosa	La Jolla, CA	41
Casa del Mar	La Jolla, CA	30
Casa del Norte	La Jolla, CA	34
Casa del Sur	La Jolla, CA	37
St. George Villas	St. George, SC	40

Operating Office Building

Property Name	Location	Square Feet
1001 Brickell Bay Drive	Miami, FL	300k

Active Projects

Property Name	Location	Approved Units
The Benson Hotel & faculty Club	Aurora, CO	106
The Hamilton	Miami, FL	276
Oak Shore	Corte Madera, CA	24
Upton Place	Washington, DC	689
Strathmore Square Phase 1	Bethesda, MD	220

Development Land

Property Name	Location	Acres
Brickell Assemblage	Miami, FL	4.25
200 Broward	Fort Lauderdale, FL	1.1
300 Broward	Fort Lauderdale, FL	2.3
Hamilton House	Miami, FL	1.1
One Edgewater	Miami, FL	0.5
3333 Biscayne	Miami, FL	2.8
Fitzsimons	Aurora, CO	5.2
Flagler Village Parcel 1	Fort Lauderdale, FL	5.7
Flagler Village Parcels 2 & 3	Fort Lauderdale, FL	3.1
Flying Horse	Colorado Springs, CO	7.5
Strathmore Square Phase 2	Bethesda, MD	1.4
Bioscience	Aurora, CO	4.8

Alternative Investments

Investment Name	Investment Type
IQHQ	Passive Equity
Parkmerced	Mezzanine Loan
RE Tech Funds	Passive Equity

PIPELINE INVESTMENTS

Pipeline Project Summaries

As of June 2023 (unaudited)

Project Location	Project Name / Description	Acreage	Estimated / Currently Planned [1] Gross Sq Ft	Multifamily Units	Leasable Commercial Sq Ft	Earliest Vertical Construction Start
Southeast Florida						
556-640 NE 34th Street (Miami)	Hamilton House	1.10	830,000	241	5,000	1Q 2024
3333 Biscayne Boulevard (Miami)	3333 Biscayne	2.80	1,760,000	650	176,000	1Q 2024
510-532 NE 34th Street (Miami)	One Edgewater	0.50	533,000	204	—	3Q 2024
200 Broward Boulevard (Fort Lauderdale)	200 Broward	1.08	725,000	380	20,000	3Q 2024
300 Broward Boulevard (Fort Lauderdale)	300 Broward	2.31	1,700,000	935	40,000	4Q 2024
901 N Federal Highway (Fort Lauderdale)	Flagler Village Phase I	4.60	1,315,000	455	200,000	4Q 2024
902 N Federal Highway (Fort Lauderdale)	Flagler Village Phase II	1.10	315,000	300	—	4Q 2026
1001-1111 Brickell Bay Drive (Miami)	Brickell Assemblage	4.25	3,200,000	1,500	500,000	2Q 2027
NE 9th Street & NE 5th Avenue (Fort Lauderdale)	Flagler Village Phase III	1.70	400,000	300	—	4Q 2027
NE 9th Street & NE 5th Avenue (Fort Lauderdale)	Flagler Village Phase IV	1.40	400,000	300	—	4Q 2028
Washington D.C. Metro Area						
5300 Block of Tuckerman Lane (Bethesda)	Strathmore Square Phase II	1.35	525,000	399	11,000	2Q 2024
Colorado's Front Range						
1765 Silversmith Road (Colorado Springs)	Flying Horse	7.45	300,000	95	—	1Q 2024
E 23rd Avenue & N Scranton Street (Aurora)	Fitzsimons 4	1.77	415,000	285	—	2Q 2024
E 23rd Avenue & N Scranton Street (Aurora)	Bioscience 4	1.53	232,000	—	225,000	2Q 2024
E 22nd Avenue & N Scranton Street (Aurora)	Fitzsimons 2	2.29	390,000	275	—	1Q 2025
E 23rd Avenue & N Scranton Street (Aurora)	Bioscience 5	1.22	230,000	—	190,000	2Q 2026
E 23rd Avenue & Uvalda (Aurora)	Fitzsimons 3	1.11	400,000	225	—	1Q 2027
E 23rd Avenue & N Scranton Street (Aurora)	Bioscience 6	2.04	385,000	—	315,000	2Q 2028
Total Future Pipeline		**39.60**	**14,055,000**	**6,544**	**1,682,000**	

(1) Aimco estimates are not guarantees of future plans which could differ significantly

37

NON-GAAP RECONCILIATION

PROPERTY NET OPERATING INCOME (NOI): NOI is defined by Aimco as total property rental and other property revenues less direct property operating expenses, including real estate taxes. NOI does not include: property management revenues, primarily from affiliates; casualties; property management expenses; depreciation; or interest expense. NOI is helpful because it helps both investors and management to understand the operating performance of real estate excluding costs associated with decisions about acquisition pricing, overhead allocations, and financing arrangements. NOI is also considered by many in the real estate industry to be a useful measure for determining the value of real estate. Reconciliations of NOI as presented in this report to Aimco's consolidated GAAP amounts are provided below.

Due to the diversity of its economic ownership interests in its apartment communities in the periods presented, Aimco evaluates the performance of the apartment communities in its segments using Property NOI, which represents the NOI for the apartment communities that Aimco consolidates and excludes apartment communities that it does not consolidate. Property NOI is defined as rental and other property revenue less property operating expenses. In its evaluation of community results, Aimco excludes utility cost reimbursement from rental and other property revenues and reflects such amount as a reduction of the related utility expense within property operating expenses. The following table presents the reconciliation of GAAP rental and other property revenue to the revenues before utility reimbursements and GAAP property operating expenses to expenses, net of utility reimbursements as presented on Supplemental Schedule 6 of Aimco's quarterly earnings release and supplemental schedules.

Segment NOI Reconciliation	Six Months Ended (in thousands)			
	June 30, 2023		June 30, 2022	
Total Real Estate Operations	Revenues, Before Utility Reimbursements	Expenses, Net of Utility Reimbursements	Revenues, Before Utility Reimbursements	Expenses, Net of Utility Reimbursements
Total (per consolidated statements of operations)	$ 89,942	$ 36,287	$ 100,691	$ 38,929
Adjustment: Utilities reimbursement	(3,031)	(3,031)	(2,985)	(2,985)
Adjustment: Other Real Estate	(7,129)	(2,712)	(8,000)	(2,577)
Adjustment: Non-stabilized and other amounts not allocated	(6,099)	(7,861)	(22,967)	(12,407)
Total Stabilized Operating (per Schedule 6)	$ 73,683	$ 22,683	$ 66,739	$ 20,960

OTHER LIABILITIES, NET: Other liabilities, net, as presented herein and on in Aimco's Earnings Release on Supplemental Schedule 8, Net Asset Value Components, generally consists of the Aimco's development land leases, accrued expenses, resident security deposits, accounts payable, and other general liabilities, net of interest rate options and other assets, excluding the fair value of Aimco's investments in IQHQ and real estate technology funds.

Other liabilities, net as of June 30, 2023, as presented in Supplemental Schedule 8, Net Asset Value Components, is calculated as follows (in millions):

Accrued Liabilities and Other (per Consolidated Balance Sheet)	**$ 118.7**
Lease liabilities - finance leases (per Consolidated Balance Sheet)	**116.6**
Other assets, net (per Consolidated Balance Sheet)	**(128.6)**
Interest Rate Options (per Consolidated Balance Sheet)	**(9.0)**
Total (per Consolidated Balance Sheet)	**97.7**
Reduction in assets (reported elsewhere on Schedule 8):	
IQHQ and Real Estate Tech Funds	65.6
Other liabilities, net (per Schedule 8)	**$ 163.3**

Aimco
CREATING VALUE

38

Forward Looking Statement 39 This presentation contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to, the statements in this document regarding our future plans and goals, including our pipeline investments and projects, our plans to eliminate certain near term debt maturities, our estimated value creation and potential, our timing, scheduling and budgeting, projections regarding lease growth, our plans to form joint ventures, our plans for new acquisitions or dispositions, our strategic partnerships and value added therefrom, and changes to our corporate governance. We caution investors not to place undue reliance on any such forward-looking statements. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of Aimco that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statement. Important factors, among others, that may affect actual results or outcomes include, but are not limited to: (i) the risk that the 2023 plans and goals may not be completed, as expected, in a timely manner or at all, (ii) the inability to recognize the anticipated benefits of the pipeline investments and projects, and (iii) changes in general economic conditions, including, increases in interest rates and other force-majeure events. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent Quarterly Reports on Form 10-Q and other documents Aimco files from time to time with the SEC. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. These forward-looking statements reflect management’s judgment and expectations as of this date, and Aimco assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances. Certain financial and operating measures found herein are used by management and are not defined under accounting principles generally accepted in the United States, or GAAP. These measures are reconciled to the most comparable GAAP measures at the end of this presentation. Definitions can be found in Aimco’s Earnings Release and Supplemental Schedules for the quarter ended June 30, 2023.